Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

 THE SECURITIES ACT OF 1933

CAMBER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	20-2660243 (I.R.S. Employer Identification No.)

450 Gears Road, Suite 860

Houston, Texas 77067

(Address and Zip Code of Principal Executive Offices)

CAMBER ENERGY, INC.

AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

 (Full title of the plan)

Name, Address and Telephone Number of Agent for Service:	Copy of Communications to:
Paul Pinkston Chief Accounting Officer, Treasurer and Secretary Camber Energy, Inc. 450 Gears Road, Suite 860 Houston, Texas 77067 (713) 528-1881	Robert G. Reedy Kevin J. Poli Porter Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.001 per share	905,000	$0.40	$362,000	$42

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Amended and Restated Camber Energy, Inc. 2014 Stock Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NYSE MKT on March 27, 2017. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Statement Under General Instruction E — Registration of Additional Securities

This registration statement registers an additional 905,000 shares of our common stock related to the Plan, which is the same class as other securities for which registration statements on Form S-8, File Nos. 333-195959 filed on May 15, 2014 and amended on April 13, 2016, and 333-210732 filed on April 13, 2016 (the “Prior Registration Statements”), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by us with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on July 13, 2016 (File No. 001-32508);
•	Our Quarterly Reports on Form 10-Q for the fiscal periods ended June, 30, 2016, September 30, 2016 and December 31, 2016, filed with the Commission on August 12, 2016, November 14, 2016 and February 14, 2017, respectively (File No. 001-32508);
•	A description of our capital stock contained in our Form 8-A filed with the Commission on February 13, 2008 (File No. 001-32508); and
•	Our Current Reports on Form 8-K and Form 8-K/A, filed with the Commission on April 1, 2016, April 7, 2016, April 15, 2016, April 25, 2016, May 2, 2016 (two reports), July 22, 2016, August 12, 2016, August 23, 2016, August 25, 2016, August 31, 2016, September 8, 2016, September 27, 2016, October 3, 2016, October 6, 2016, October 12, 2016, November 1, 2016, November 21, 2016, December 5, 2016, January 3, 2017, January 5, 2017, January 25, 2017, January 27, 2017, January 27, 2017, February 6, 2017, February 13, 2017, February 15, 2017, February 23, 2017, March 9, 2017 and March 23, 2017 (File No. 001-32508) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to the Corporate Secretary at Camber Energy, Inc., 450 Gears Road, Suite 860, Houston, Texas 77067, or by telephone at (713) 528-1881

Item 8. Exhibits

Exhibit
No.	Description

4.1	Amended and Restated 2014 Stock Incentive Plan (filed as Exhibit 10.7 to the Company’s Report on Form 8-K, filed with the Commission on April 1, 2016, and incorporated herein by reference).

*5.1	Opinion of Woodburn and Wedge with respect to the legality of the securities.

*23.1	Consent of GBH CPAs, PC.

*23.2	Consent of Hein & Associates LLP.

*23.3	Consent of Ralph E. Davis Associates, LLC.

*23.4	Consent of Woodburn and Wedge (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 29th day of March, 2017.

CAMBER ENERGY, INC.

By:	/s/ Anthony C. Schnur
Anthony C. Schnur Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We the undersigned officers and directors of Camber Energy, Inc., hereby, severally constitute and appoint Anthony C. Schnur and Paul A. Pinkston, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Camber Energy, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony C. Schnur	Chief Executive Officer,	March 29, 2017
Anthony C. Schnur	President and Director (Principal Executive Officer)

/s/ Paul A. Pinkston	Chief Accounting Officer, Treasurer and Secretary	March 29, 2017
Paul A. Pinkston	(Principal Financial and Accounting Officer)

/s/ Richard N. Azar, II	Executive Chairman of the Board	March 29, 2017
Richard N. Azar, II

/s/ J. Fred Hofheinz	Director	March 29, 2017
J. Fred Hofheinz

/s/ Alan W. Dreeben	Director	March 29, 2017
Alan W. Dreeben

/s/ Robert D. Tips	Director	March 29, 2017
Robert D. Tips

/s/ Fred S. Zeidman	Director	March 29, 2017
Fred S. Zeidman